UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2017

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 E. Sonterra Blvd, Suite #1220
San Antonio, TX	78258
(Address of Principal Executive Offices)	(Zip Code)

(210) 999-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 9, 2017, the Company entered into the first amendment to each of Abraham Mirman, Chief Executive Officer, Ronald D. Ormand, Chairman of the Board and Ariella Fuchs, EVP, General Counsel and Secretary, respective employment agreements (each an “Amendment”). The Amendments modify the definition of the Measurement Date, which now extends through the Term, as defined in each employment agreement.

The foregoing description of the terms of each of the Amendments with Mr. Mirman, Mr. Ormand and Ms. Fuchs is not complete and is subject in its entirety by reference to the terms of such Amendments, a copy of which is attached as Exhibits 10.1, 10.2 and 10.3 hereto.

Item 7.01 Regulation FD Disclosure

On March 10, 2017, Lilis Energy, Inc. (the “Company”) issued a press release announcing the approval of its application to relist its common stock on The NASDAQ Capital Market. The Company expects the common stock will start trading under its existing symbol “LLEX” at the open of trading on March 14. 2017. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference in its entirety herein.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Employment Agreement with Abraham Mirman, dated as of March 9, 2017
10.2	First Amendment to Employment Agreement with Ronald D. Ormand, dated as of March 9, 2017
10.3	First Amendment to Employment Agreement with Ariella Fuchs, dated as of March 9, 2017
99.1	Press Release, dated March 10, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2017	LILIS ENERGY, INC.

	By:	/s/ Joseph C. Daches
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Employment Agreement with Abraham Mirman, dated as of March 9, 2017
10.2	First Amendment to Employment Agreement with Ronald D. Ormand, dated as of March 9, 2017
10.3	First Amendment to Employment Agreement with Ariella Fuchs, dated as of March 9, 2017
99.1	Press Release, dated March 10, 2017